POWER OF ATTORNEY

I, Sharon K. Burdine, Officer of Simmons First National Corporation, hereby constitute, appoint and authorize David W. Garner, Kevin W. Pletcher or Piper P. Erwin to execute on my behalf any Form 3’s, Form 4’s or Form 5’s required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.

1/26/2010                      /s/ Sharon K. Burdine
Date                                                                              Signature